Exhibit 23.1

Everi Holdings Inc. and subsidiaries

Las Vegas, Nevada

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated March 12, 2019, relating to the consolidated financial statements and the effectiveness of Everi Holdings Inc. and subsidiaries’ internal control over financial reporting of Everi Holdings Inc. and subsidiaries appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

Las Vegas, Nevada

December 4, 2019